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                                                                   EXHIBIT 10.FF

                           INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (this "Agreement") is made and delivered this _____ day of _____________, _____, by El Paso Corporation (the "Company"), to and for the benefit of _______________ ("Participant").

                                    RECITALS

         WHEREAS, in order to induce Participant to continue as a member of the Company's Board of Directors ("Board"), the Company is executing and delivering to Participant this Indemnification Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

SECTION 1. RIGHT TO INDEMNIFICATION

         If Participant is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director of the Company (or of any subsidiary of the Company) or is or was serving at the request of the Company or the Board of Directors, including service with respect to any employee benefit plan or any subsidiary of the Company, whether the basis of such proceeding is alleged action in an official capacity as a Director or in any other capacity while serving as a Director, he shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by him in connection therewith and such indemnification shall continue after Participant has ceased to be a Director and shall inure to the benefit of Participant's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification or to advancement of expenses, the Company shall be required to indemnify Participant in connection with a proceeding (or part thereof) initiated by Participant only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Agreement shall include the right to be paid by the corporation the reasonable expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); further provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by Participant in his capacity as a Director (and not in any other capacity in which service was or is rendered by Participant while a Director, including, without limitation, service to an employee benefit plan)

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shall be made only upon delivery to the Company of an undertaking, if permitted by Federal Law, by or on behalf of Participant, to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this Agreement, or otherwise, and provided further that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification or an advancement of expenses, the Company shall be required to advance expenses to Participant in connection with a proceeding initiated by him only if such proceeding was authorized by the Board.

SECTION 2. RIGHT TO BRING SUIT

         If a claim under Section 1 of this Agreement is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, Participant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in material part, Participant shall be entitled to be paid the expense of prosecuting such suit. Participant shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that Participant is not so entitled. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of Participant is proper in the circumstances, nor an actual determination by the Company (including its Board, independent legal counsel or its stockholders) that Participant is not entitled to indemnification, shall be a defense to the suit or create a presumption that Participant is not so entitled.

SECTION 3. NONEXCLUSIVITY OF RIGHTS

         The rights to indemnification and to the advancement of expenses conferred in this Agreement are in addition to and shall not be exclusive of any other right Participant may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Company or its By-laws, or under any other plan, program, arrangement, agreement, vote of stockholders or disinterested Directors or otherwise.

SECTION 4. INSURANCE, CONTRACTS AND FUNDING

         The Company may maintain insurance, at its expense, to protect itself and Participant against any expense, liability or loss, whether or not the Company would have the power to indemnify Participant against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Company may enter into contracts with Participant in furtherance of the provisions of this Agreement and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Agreement. To the extent the Company maintains an insurance policy or policies providing directors' and officers'


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liability insurance, Participant shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

SECTION 5. CHANGE OF CONTROL

         (a) A "Change in Control" of the Company shall be deemed to have occurred if (i) any "person" (as such term is used in Section 12(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         (b) Change in Control of the Company. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Participant to indemnity payments and expense advances under this Agreement, any other agreements, the Restated Certificate of Incorporation or the By-laws now or hereafter in effect relating to a proceeding, the Company shall seek legal advice only from special independent counsel selected by Participant and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Participant. In the event that Participant and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five law firms in New York City, New York or Houston, Texas selected by Participant, each having no less than 50 partners. Such selection shall be made in the presence of Participant (and his legal counsel or either of them, as Participant may elect). Such special independent counsel, among other things, shall determine whether and to what extent the Participant would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Participant to such effect.


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         The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

SECTION 6. NO MODIFICATION

         No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver to this agreement shall be in writing.

SECTION 7. SUBROGATION

         In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Participant, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

SECTION 8. NO DUPLICATION OF PAYMENTS

         The Company shall not be liable under this Agreement to make any payment in connection with any proceeding against Participant to the extent Participant has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 9. NOTIFICATION AND DEFENSE OF PROCEEDINGS

         Participant agrees that he will use all reasonable efforts to notify the Company promptly after receipt by Participant of notice of the commencement of any proceeding if he anticipates that a request for indemnification in respect thereof is to be made against the Company under this Agreement; but failure to so notify the Company will not relieve the Company from any indemnification or other obligation or liability which it may have to Participant. With respect to any such proceeding as to which Participant notifies the Company of the commencement thereof:

         (a) the Company will be entitled to participate therein at its own expense; and

         (b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Participant. After notice from the Company to Participant of its election to assume the defense thereof, the Company will not be liable to Participant under this Agreement for any legal or other expenses subsequently incurred by Participant in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Participant shall have the right to employ its counsel in such proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption


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of the defense thereof shall be at the expense of Participant unless (i) the employment of counsel by Participant has been authorized by the Company, (ii) Participant shall have reasonably concluded that there may be a conflict of interest between the Company and Participant in the conduct of the defense of such proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which Participant shall have made the conclusion provided for in clause (ii) of this subsection 9(b).

         (c) The Company shall not be liable to indemnify Participant under this Agreement for any amounts paid in settlement of any proceeding effected by Participant without the Company's prior written consent. The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on Participant without Participant's prior written consent. Neither the Company nor Participant will unreasonably withhold their consent to any proposed settlement.

SECTION 10. NO PRESUMPTIONS

         For purposes of this Agreement, the termination of any proceeding against Participant by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Participant did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company to have made a determination as to whether Participant has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company that Participant has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Participant to secure a judicial determination that Participant should be indemnified under applicable law shall be a defense to Participant's claim for indemnification or create a presumption that Participant has not met any particular standard of conduct or did not have any particular belief.

SECTION 11. ACKNOWLEDGMENT OF RELIANCE

         The Company acknowledges that Participant is relying on this Agreement and the promises and agreements of the Company herein in continuing his service as a Director and in agreeing to undertake and in undertaking his responsibilities, duties and services to and for the Company in connection therewith.

SECTION 12. MISCELLANEOUS

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.


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         Executed as an instrument under seal as of the day and year first above written.


                                       EL PASO CORPORATION

                                       By:  _____________________________
                                       Name:  David E. Zerhusen
                                       Title: Executive Vice President
                                       Hereunto duly authorized



                                       By:  _____________________________
                                       Name:  Ronald L. Kuehn, Jr.
                                       Title: Lead Director
                                              Board of Directors
                                       Hereunto duly authorized